BlackRock Liquidity Funds:
MuniFund

File Number:

CIK Number:

For the Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/01/07
$ 24,995
Chesterfield CO VA - PT
886
3.63
08/15/33

11/01/07
$ 7,100
Penn ST H/E FAC - MT-042
3.54
01/01/24

11/01/07
$ 5,370
Muni Secs Pool - SG PG-17
3.56
06/01/34

11/01/07
$ 27,520
Kentucky EDA - PT 509
3.56
07/15/29

11/01/07
$ 2,320
NJS HFA - PT 1319
3.39
08/01/31

11/01/07
$ 5,000
Triborough NY Brdg & Tunl
Auth
3.36
01/01/32

02/04/08
$ 8,815
DELAWARE VALLEY PA REGL
FIN AUTH L
2.24
07/01/12

02/13/08
$ 2,590
MUNI SECS POOL - SG PG-18
1.88
01/01/35

04/17/08
$ 2,200
NEW JERSEY EDA MT-035
2.07
06/15/14

07/09/08
$ 3,715
HAMILTON CNTY OH HFA - PT
507
1.35
07/15/29

PURCHASES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

12/04/07
$ 10,450
Wisconsin St Go Ecn
3.35
02/05/08

12/04/07
$ 9,550
Wisconsin St Go Ecn
3.35
02/05/08

12/05/07
$ 77,200
Nueces Riv Tex IDA PCR
3.40
01/04/08
..

01/04/08
$ 77,200
NUECES RIV TEX IDA PCR -
SAN MIGUE
2.85
02/01/08

01/11/08
$ 20,000
NUECES RIV TEX IDA PCR -
SAN MIGUE
3.15
01/28/08

01/28/08
$ 20,000
NUECES RIV TEX IDA PCR -
SAN MIGUE
2.55
02/22/08

02/05/08
$ 20,000
STATE OF WISCONSIN ECN
1.20
02/19/08

02/22/08
$ 20,000
NUECES RIV TEX IDA PCR -
SAN MIGUE
2.75
04/09/08

03/05/08
$ 20,800
TEXAS MUNI PWR AGY CP
2.55
03/06/08

03/06/08
$ 20,800
TEXAS MUNI PWR AGY CP
2.20
04/10/08

08/06/08
$ 18,130
STATE OF WISCONSIN ECN
1.50
10/14/08

08/05/08
$ 10,000
WISCONSIN ST PETROLEUM
INSP FEE RE
1.50
10/15/08

10/14/08
$ 18,130
STATE OF WISCONSIN ECN
2.25
11/12/08

10/15/08
$ 10,000
WISCONSIN ST PETROLEUM
INSP FEE RE
2.35
11/04/08